INTERIM ADVISORY AGREEMENT


      AGREEMENT made this 30th day of September, 2009, between
PNC Funds, Inc. (the "Company"), a Maryland corporation, and
PNC Capital Advisors, Inc. (the "Adviser"), a Delaware limited liability company.
      WHEREAS, the Company and is a registered open-end,
management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") desires to retain the
Adviser to furnish investment advisory services to certain
investment portfolios of the Company and may retain the Adviser to serve in such capacity with respect to certain additional investment portfolios of the Company, all as now or hereafter may be identified in Schedule A hereto (individually referred to herein as a "Fund" and collectively referred to herein as the "Funds") and the Adviser represents that it is willing and possesses legal authority to so furnish such services without violation of applicable laws and regulations;
      NOW, THEREFORE, in consideration of the premises and
mutual covenants herein contained, it is agreed between the
parties hereto as follows:
1.		Appointment.  The Company hereby appoints the Adviser to
act as investment adviser to the Funds of the Company for
the period and on the terms set forth in this Agreement.
The Adviser accepts such appointment and agrees to furnish
the services herein set forth for the compensation herein
provided. Additional investment portfolios may from time to
time be added to those covered by this Agreement by the
parties executing a new Schedule A which shall become
effective upon its execution and shall supersede any
Schedule A having an earlier date.
5.	Advisory Services.  Subject to the supervision of the
Company's Board of Directors, the Adviser will provide a
continuous investment program for each of the Funds,
including investment research and management with respect
to all securities and investments and cash equivalents in
the Funds. The Adviser will determine from time to time
what securities and other investments will be purchased,
retained or sold by the Company with respect to the Funds
and will manage each Fund's overall cash position.  The
Adviser will provide the services under this Agreement in
accordance with each Fund's investment objectives,
policies, and restrictions as stated in the Prospectus and
resolutions of the Company's Board of Directors of which
the Adviser is advised.
6.	Brokerage.  The Adviser shall select brokers and dealers
for any purchase or sale of assets of the Funds and use its reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors the Adviser deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with the foregoing and to the extent permitted by the 1940 Act, the Adviser may, in the allocation of portfolio brokerage business and the payment of brokerage commissions, consider the brokerage and research services furnished to the Adviser by brokers and dealers, in accordance with the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended. In no instance will portfolio securities be purchased from or sold to an affiliated person of the Company, the Adviser, or any affiliated person of the Company or the Adviser, except to the extent permitted by the 1940 Act and the Securities and Exchange Commission (the "SEC").

7. Assistance. The Adviser may employ or contract with other persons to assist in the performance of this Agreement including, without limitation, one or more sub-advisers who may perform under supervision of the Adviser any or all of the services described under Section 2 for one or more of the Funds; provided, however, that the retention of any sub-adviser shall be approved as may be required by the 1940 Act. Such other persons and/or sub-advisers may include other investment advisory or management firms and officers or employees who are employed by both the Adviser and the Company. The fees or other compensation of any such other persons or sub-advisers shall be paid by the Adviser and no obligation may be incurred on the Company's behalf to any such person or sub-adviser.
In the event that the Adviser appoints a sub-adviser for one or more of the Funds, the Adviser shall review, monitor, and report to the Company's Board of Directors on the performance and investment sub-adviser in connection with such Fund's or Funds continuous investment program;
and, if applicable, approve lists of foreign countries which may be recommended by any sub-adviser for investment by such Fund or Funds.

8. 	Covenants by Adviser.  The Adviser agrees that with respect
to the services provided to the Company that it:

(a) 	will use the same skill and care in providing such
services as it uses in providing services to its other accounts for which it has investment responsibilities and will act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(b)	will conform with all applicable rules and regulations
of the SEC under the 1940 Act and in addition will
conduct its activities under this Agreement in
accordance with any applicable regulations of any
governmental authority pertaining to the investment
advisory activities of the Adviser;
(c)	will be responsible for taking action with respect to
any proxies, notices, reports and other communications
relating to any of the Funds' portfolio securities;
(d)	will not make loans for the purpose of purchasing or
carrying Fund Shares or make interest bearing loans to
the Company;
(e) 	will treat confidentially and as proprietary
information of the Company all records and other
information relative to the Company and the Funds and
prior, present, or potential shareholders, and will
not use such records and information for any purpose
other than performance of its responsibilities and
duties hereunder, except after prior notification to
and approval in writing by the Company, which approval
shall not be unreasonably withheld and may not be
withheld where the Adviser may be exposed to civil or
criminal contempt proceedings for failure to comply,
when requested to divulge such information by duly
constituted authorities, or when so requested by the
Company; and
(f)        will furnish the Company's Board of Directors
with such periodic and special reports as the Board
may reasonably request with respect to the Funds and
attend regular business and investment-related
meetings with the Company's Board of Directors if
requested to do so by the Company.
9.	Adviser's Representations.  The Company hereby represents
and warrants that it (i) is duly registered with the SEC as
an investment adviser under the Investment Advisers Act of
1940, as amended; and (ii) that it is willing and possesses
all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable law and regulations.
10.	Delivery of Documents.  The Company has furnished the
Adviser with copies properly certified or authenticated of the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and under the 1940 Act as filed with the SEC and all amendments thereto; and the most recent Prospectus and Statement of Additional Information of each of the Funds (such
Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively called the "Prospectus").
The Company will furnish the Adviser from time to time with copies of all amendments of or supplements to the foregoing.

11. 	Books and Records.  In compliance with the requirements of
Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Funds are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31 a-1 under the 1940 Act.



12.	Compensation.
(a)	For the services provided and the expenses assumed
pursuant to this Agreement, the Company shall pay the
Adviser the fees, computed daily and payable monthly,
from the Company, calculated at the annual rate
described in Schedule A attached hereto.
(b)	All compensation earned by the Adviser under this
Agreement shall be held in an interest-bearing escrow account with the Company's custodian. If the majority of the Company's outstanding voting securities approve a new advisory agreement with the Adviser by the end of the 150-day period that this Agreement is effective, the Adviser will be paid the amount in the escrow account (including interest earned). If a majority of the Company's outstanding voting securities do not approve a new advisory agreement with the Adviser, the Adviser will be paid, out of the escrow account the lesser of (i) the Adviser's investment management and research costs incurred in performing this Agreement (plus interest earned on that amount while in the escrow) or (ii) the total amount in the escrow account (plus interest earned).
Subject to these provisions, the compensation of the Adviser for its services under this Agreement shall be calculated and paid by the Company in accordance with the foregoing provisions of this Section.

13. 	Expenses.  The Adviser will pay all expenses incurred by it
in connection with its activities under this Agreement
other than expenses to be borne by the Funds, as set forth
below.  The expenses to be borne by the Funds include,
without limitation, the following: organizational costs;
taxes; interest; brokerage fees and commissions and other
expenses in any way related to the execution, recording and
settlement of portfolio security transactions; fees of
Directors who are not also officers or employees of the
Adviser and its affiliates; SEC fees; state Blue Sky
qualification fees; charges of custodians and transfer and
dividend paying agents; premiums for directors and officers
liability insurance; costs of fidelity bonds; industry
association fees; outside auditing and legal expenses;
costs of maintaining corporate existence; costs of
maintaining required books and accounts; cost of office
facilities and supplies; data processing, clerical,
accounting and bookkeeping services and other
administrative expenses; costs attributable to investor
services (including, without limitation, telephone and
personnel expenses); costs of SEC regulatory reports;
costs of shareholders reports and meetings; costs of
preparing, printing and mailing prospectuses for regulatory
purposes and for distribution to existing shareholders;
the cost of securities, commodities and other investments
(including brokerage commissions and other transaction
charges, if any) purchased for the Funds; and any
extraordinary expenses.
14.	Limitation of Liability.  The Adviser shall remit to the
particular Fund or Funds the amount of any recovery the
Adviser obtains for the benefit of such Fund or Funds from
any person or sub-adviser whom the Adviser has employed or
with whom the Adviser has contracted pursuant to Section 4
of this Agreement, for the acts and omissions of such
person or sub-adviser.  Subject to the foregoing, each Fund
agrees as an inducement to the Adviser and others who may
assist the Adviser in providing services to such Fund that
the Adviser and such other persons shall not be liable for
any alleged or actual error of judgment or mistake of law
or for any alleged or actual loss suffered by such Fund or
the Company and each Fund and the Company agree to
indemnify and hold harmless the Adviser and such other
persons against and from any claims, liabilities, actions,
suits, proceedings, judgments or damages (and expenses as
and when incurred in connection therewith, including the
reasonable cost of investigating or defending same,
including, but not limited to attorneys fees) arising out
of any such alleged or actual error of judgment or mistake
of law or loss; provided, however, that nothing herein
shall be deemed to protect or purport to protect the
Adviser or any such other persons against any liability to
any Fund or to its shareholders to which the Adviser or
they would otherwise be subject by reason of willful
misfeasance, bad faith or negligence in the performance of
duties hereunder, or by reason of reckless disregard of the
obligations and duties hereunder; and provided further,
that this sentence shall not inure to the benefit of any
person or sub-adviser (or others who may assist any such
person or sub-adviser) whom the Adviser has employed or
with whom the Adviser has contracted pursuant to Section 4
of this Agreement.
15.	Duration and Termination.

(f)       This Agreement shall become effective upon the date
first-above written and will continue in effect for a
period of 150 days unless sooner terminated as
provided herein.
(b)     This Agreement may be terminated by the Company at
any time, without payment of any penalty, on 10 days'
written notice to the Adviser (i) upon the vote of a
majority of the Board or (ii) by vote of a majority of
the outstanding voting securities of the Company.  If
the Board officially considers terminating this
Agreement at any Board meeting, the  Company agrees to
provide the Adviser with written notice that such
matter has been officially considered by the Board.
This Agreement may be terminated by the Adviser at any
time, without the payment of any penalty, upon 30
days' written notice to the Company.   This Agreement
will terminate automatically in the event of its
assignment.
16.	Notice.  Any notice, advice or report to be given pursuant
to this Agreement shall be delivered or mailed to the:
              Adviser:
              PNC Capital Advisors, LLC
              Attn: Fund Administration
              Two Hopkins Plaza, 4th Floor
              Baltimore MD 21201
              Attention:  Jennifer Spratley

              PNC Funds, Inc.:
              c/o PNC Capital Advisors, LLC
              Attn: Funds Administration
              Two Hopkins Plaza
              Baltimore MD 21201

17. 	Services Not Exclusive.  The Adviser shall be free to
solicit and furnish similar services to others so long as
its services under this Agreement are not impaired thereby.
The Company acknowledges and agrees that when the purchase
or sale of securities of the same issuer is suitable for
the investment objectives of two or more client accounts
managed by the Adviser which have available funds for
investment, the available securities may be allocated in a
manner believed by the Adviser to be equitable to each
client account.  The Company recognizes that in some cases
this procedure may adversely affect the price paid or
received by a Fund or the size of the position obtainable
for the disposed of by a Fund.
18.       Use of Names.  If Adviser ceases to act as the
Company's investment adviser, the Company agrees that, at
the Adviser's request, the Company will take all necessary
action to change the name of the Company and its Funds to a
name not including "PNC" or  "PNC Capital" in any form or
combination of words.
19.	Amendment.  This Agreement may be amended only by an
instrument in writing signed by the party against which
enforcement of the amendment is sought.  No amendment of
this Agreement for which approval by the outstanding voting securities of each Fund is required under the 1940 Act shall be effective until approved by the vote of a majority
of the outstanding voting securities of the Funds.
20.	Governing Law.  This Agreement shall be governed by and its
provisions shall be construed in accordance with the laws
of the State of Maryland.
21.	Severability.  If any provisions of this Agreement shall be
held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of
this Agreement shall be deemed to be severable.
22. 	Counterparts.  This Agreement may be executed in two or
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

* * * * *



      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

     PNC CAPITAL ADVISORS, LLC
     By: /s/Kevin A. McCreadie
     Name: Kevin A. McCreadie
     Title:  President

     PNC FUNDS, INC.
     By:/s/Jennifer E. Spratley
     Name: Jennifer E. Spratley
     Title:  Vice President and Treasurer




SCHEDULE A
The Company will pay the Adviser on the first business day of each month, a fee at the annual rate set forth below of such Fund's average daily net assets during the preceding month:

FUND(S)                             ADVISORY FEE

Prime Money Market                 0.25% of the first $1 billion of each
Government Money Market            Fund's average daily net assets plus
Tax-Exempt Money Market            0.20% of each Fund's average daily
                                   net assets in excess of $1 billion


Limited Maturity Bond              0.35% of the first $1 billion of each
Total Return Bond                  Fund's average daily net assets plus
                                   0.20% of each Fund's average daily net
                                   assets in excess of $1 billion


Maryland Tax-Exempt Bond           0.50% of the first $1 billion of each
Tax-Exempt Limited Maturity Bond   Fund's average daily net assets plus
National Tax-Exempt Bond           0.25% of each Fund's average daily net
                                   assets in excess of $1 billion


Capital Opportunities              1.30% of the first $1 billion of
                                   the Fund's average daily net assets
                                   plus 1.20% of the Fund's average daily
                                   net assets in excess of $1 billion


International Equity               1.22% of the first $1 billion of
                                   the Fund's average daily net assets
                                   plus 0.90% of the Fund's average daily
                                   net assets in excess of $1 billion


Diversified Real Estate            0.80% of the first $1 billion of
                                   the Fund's average daily net assets
                                   plus 0.60% of the Fund's average daily
                                   net assets in excess of $1 billion